EXHIBIT 10.2

OPTION AWARD AGREEMENT

This Option Award Agreement (this “Agreement”) is made as of [__], 20[__] (the “Grant Date”) by and between Monster Beverage Corporation, a Delaware corporation (the “Company”), and [___________] (“Participant”).

Preliminary Recitals

A.Participant is an Employee of the Company or its Subsidiaries.

B.Pursuant to the Monster Beverage Corporation 2020 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”), the Company desires to grant Participant an Option to purchase Shares.

C.Capitalized terms not otherwise defined in this Agreement shall have the meaning given to them in the Plan.

NOW, THEREFORE, the Company and Participant agree as follows:

1.Grant of the Option Award. The Company hereby grants to Participant, subject to the terms and conditions set forth herein and in the Plan, an incentive stock option (“ISO”) to purchase [______] Shares, at the purchase price of $[_____] per Share, which price is equal to the Fair Market Value of the Shares on the Grant Date (the “Option Award”), such Option Award to be exercisable and exercised as hereinafter provided. If for any reason the Option Award or any portion of the Option Award shall not qualify as an ISO, then, to the extent of such nonqualification, the Option Award (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan, provided that such Option Award (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee or the Company or its Subsidiaries (or their respective employees, officers or directors) have any liability to Participant (or any other person) due to the failure of an Option Award (or any portion thereof) to qualify for any reason as an ISO.

2.Exercise Period.

(a)The unvested portion of the Option Award shall expire upon the termination of Participant’s employment with, or services to, the Company or its Subsidiaries as an Employee or a Director (the “Services”) without consideration therefor; provided, however, that if the Services terminate by reason of (i) Participant’s Retirement (as defined below), the unvested portion of the Option Award shall not expire and instead shall continue to vest in accordance with Section 3(a) below on each applicable Vesting Date as if Participant continued providing the Services through such dates or (ii) Participant’s death or Disability, as applicable, the unvested portion of the Option Award shall not expire and instead the Option Award shall become immediately vested and exercisable on the effective date of the termination of the Services due to Participant’s death or Disability. The vested portion of the Option Award shall remain exercisable for (i) five (5) years following the termination of the Services by reason of Participant’s Retirement, (ii) one (1) year following the termination of the Services by reason of Participant’s death or Disability or (iii) three (3) months following termination of the Services for any reason other than by reason of Participant’s Retirement, death, Disability, or a termination of the Services by the Company for Cause (as defined below); provided that, in each of the foregoing cases, the Option Award shall not remain exercisable any later than the expiration date specified in Section 3(b) below. If the Services are terminated by the Company for Cause, then both the unvested and the vested portion of the Option Award shall automatically expire upon the termination of the Services by the Company for Cause without consideration therefor.

(b)For the purposes of this Agreement, “Cause” means (i) the Company or an Affiliate having “cause” to terminate the Services, as defined in any employment or consulting agreement or similar services agreement between Participant and the Company or an Affiliate in effect at the time of such termination, or (ii) in the absence of any such employment, consulting or similar services agreement (or the absence of any definition of “Cause” contained therein), as determined by the Committee, Participant’s act(s) of fraud or dishonesty, knowing and material failure to comply with applicable laws or regulations or satisfactorily perform Participant’s services with the Company or its Affiliates, insubordination and/or drug or alcohol abuse that impairs Participant’s ability to perform the essential functions of Participant’s position with the Company. Additionally, for purposes of this Agreement, “Retirement” means the Services terminate due to the voluntary resignation by Participant on or after the date Participant has (i) attained age sixty five (65), (ii) completed ten (10) or more years of continuous Services, (iii) provided at least six (6) months’ written notice prior to the last day of the Services (unless determined otherwise by the Committee) and (iv) signed and delivered to the Company or one of its Subsidiaries a Confidential Information, Invention and Original Works Assignment Agreement (the “Confidentiality Agreement”).

(c)For the avoidance of doubt, if a consultant becomes an employee or a Director or an employee becomes a consultant or a Director, without a break in service to the Company, the “Services” shall include both employment as an employee and service as a consultant or a Director and no termination of Service shall occur.

3.Vesting; Exercisability.

(a)Subject to the other terms of this Agreement regarding the exercisability of the Option Award, provided that Participant is providing the Services to the Company or its Subsidiaries on the relevant “Vesting Date” set forth below, the Option Award may be exercised in respect of the number of Shares listed in Column “A” on the corresponding Vesting Date listed in Column “B,” as set forth below:

Column “A” Number of Shares	Column “B” Vesting Date
[___]% of the number of Shares subject to the Option Award	On the first anniversary of the Grant Date
[___]% of the number of Shares subject to the Option Award	On the second anniversary of the Grant Date
[___]% of the number of Shares subject to the Option Award	On the third anniversary of the Grant Date
[___]% of the number of Shares subject to the Option Award	On the fourth anniversary of the Grant Date

(b)Subject to the earlier expiration of the Option Award pursuant to Section 2(a), the Option Award granted pursuant to this Agreement shall expire on the tenth anniversary of the Grant Date.

4.Manner of Exercisability.

(a)The Option Award may be exercised, to the extent exercisable by the terms of this Agreement and the Plan, as applicable, from time to time in whole or in part at any time prior to the expiration thereof. Any exercise shall be accompanied by a written notice to the Company specifying the number of Shares to which this Option Award is being exercised (the “Option Shares”). Notwithstanding the foregoing, any exercise shall also be permitted to be accompanied by an electronic notice to the brokerage firm designated or approved by the Company which will state Participant’s election to exercise the Option Award and the number of Option Shares. Notations of any partial exercise or installment exercise shall be made by the Company in its records.

(b)At the time of any exercise of all or a portion of the Option Award, the purchase price shall be paid in full to the Company in any of the following ways or in any combination of the following ways:

(i)By cash, check or other immediately available funds;

(ii)With property consisting of previously acquired Shares (provided that such Shares are not subject to any pledge or other security interest and are held for the applicable period as determined by the Company’s auditors to avoid adverse accounting charges); and/or

(iii)By such other method as the Committee may permit in accordance with applicable law, in its sole discretion including by (A) a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option Award and to deliver promptly to the Company an amount equal to the exercise price; or (B) by a “net exercise” method whereby the Company withholds from the delivery of the Option Shares for which the Option Award were exercised, that number of Shares having a Fair Market Value equal to the aggregate exercise price for the Shares for which the Option Award was exercised.

5.Purchase for Investment; Resale Restrictions. Unless at the time of exercise of the Option Award there shall be a valid and effective registration statement under the Securities Act and appropriate qualification and registration under applicable state securities laws relating to the Option Shares being acquired, Participant shall upon exercise of the Option Award, in whole or in part, give a representation that Participant is acquiring such Shares for Participant’s own account for investment and not with a view to, or for sale in connection with, the resale or distribution of any such Shares. In the absence of such registration statement, Participant (i) shall execute a written affirmation, in a form reasonably satisfactory to the Company, of such investment intent, and (ii) will not sell or transfer any Option Shares until (x) Participant requests and receives an opinion of the Company’s counsel or other counsel reasonably satisfactory to the Company to the effect that such proposed sale or transfer will not result in a violation of the Securities Act, or (y) a registration statement covering the sale or transfer of the Shares has been declared effective by the Securities and Exchange Commission, or (z) Participant obtains a no-action letter from the Securities and Exchange Commission with respect to the proposed transfer. Participant shall notify the Company in writing promptly after the date Participant makes a disqualifying disposition of any Shares acquired pursuant to the exercise of such ISO. A disqualifying disposition is any disposition (including any sale) of such Shares before the later of (i) two (2) years after the Grant Date; or (ii) one (1) year after the date of exercise of the ISO upon which such Shares were issued. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Shares acquired pursuant to the exercise of an ISO as agent for Participant until the end of the period described in the preceding sentence.

6.Transferability. The Option Award may only be transferred pursuant to the requirements under Section 11.3 of the Plan.

7.Adjustments; Change in Control.

(a)Subject to Section 7(b) below and Section 11.2 of the Plan, in the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Option Award as the Committee deems equitable or appropriate to prevent dilution or enlargement of the rights of Participants under the Plan, taking into consideration the accounting and tax consequences. Any adjustment under this Section 7(a) shall be made by the Committee, whose determination as to what adjustments shall be made, if any, and the extent thereof, will be final, binding and conclusive.

(b)Notwithstanding anything else herein to the contrary, in the event of a Change in Control, the Option Award shall have the treatment set forth in Section 10.1 of the Plan.

8.No Rights as Stockholder. Participant shall have no rights as a stockholder with respect to any Shares subject to the Option Award prior to the date of issuance to Participant of a certificate or certificates for such Shares (or a corresponding book entry is made). Shares received upon exercise of the Option Award granted herein shall remain subject to the terms of the Plan and this Agreement.

9.No Right to Continue the Services. This Agreement shall not confer upon Participant any right with respect to continuance of the Services nor shall it interfere in any way with the right of the Company or its Subsidiaries to terminate the Services at any time.

10.Compliance with Law and Regulation. This Agreement and the obligation of the Company to sell and deliver Shares hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. If at any time the Board shall determine that (i) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, is necessary or desirable as a condition of or in connection with the issuance or purchase of Shares hereunder, the Option Award may not be exercised in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board.

11.Restrictive Covenants.

(a)Notwithstanding any other provision of this Agreement or the Plan, in the event of Participant’s breach of the Confidentiality Agreement or any other agreement with the Company or one of its Subsidiaries that Participant is subject to restrictive covenants, in addition to any other remedies at law or in equity the Company and/or any of its Subsidiaries may have available, all unexercised Options held by Participant shall be immediately forfeited on the date which Participant breaches the Confidentiality Agreement or such other agreement contemplating restrictive covenants, and the Company may in its sole discretion, request from Participant that any gain realized by Participant from the vesting and exercise of all or a portion of the Options, following such breach, shall be paid by Participant to the Company.

(b)In addition, Participant acknowledges and agrees, subject to Section 11(c) below, neither Participant nor the Company shall disparage or otherwise publish or communicate “derogatory” statements or opinions about the other party (and, for the avoidance of doubt, in the case of the Company, Participant shall not disparage or otherwise publish or communicate

“derogatory” statements or opinions about the Company’s respective businesses or personnel), to any Person, be it orally or in writing. For purposes of this Agreement, “derogatory” shall be defined as a statement that detracts from another Person’s character, standing, or reputation.

(c)Nothing in this Agreement, the Plan or any other agreement with the Company or any of the provisions above shall be construed to prevent or limit Participant from (i) reporting any good faith allegation of unlawful employment practices to any appropriate federal, state, or local government agency enforcing discrimination laws; (ii) reporting any good faith allegation of criminal conduct to any appropriate federal, state, or local official, including pursuant to “whistleblower” statutes or other similar provisions that protect such disclosure and provide for a monetary award; (iii) participating in a proceeding with any appropriate federal, state, or local government agency enforcing discrimination laws; (iv) making any truthful statements or disclosures required by law, regulation, or legal process; (v) discussing the terms and conditions of Participant’s employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act; (vi) disclosing a trade secret that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and solely for the purpose of reporting or investigating a suspected violation of law, or is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal pursuant to the federal Defend Trade Secrets Act of 2016; or (vii) requesting or receiving confidential legal advice. Prior permission of the Company shall not be required to make any reports or disclosures under this Section 11(c) and Participant is not required to notify the Company that Participant has made such reports or disclosures.

(d)Participant acknowledges that the provisions of this Section 11 are in consideration of the Option Award. For the avoidance of doubt, the covenants in this Section 11 do not supersede, restrict or otherwise limit Participant’s obligations under any other covenants applicable in connection with the Services.

12.Tax Withholding. The Company shall have the right to require Participant to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate or certificates for Shares and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

13.Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional Shares shall be issued upon the exercise of the Option Award, and the Company shall not be under any obligation to compensate Participant in any way for such fractional shares; provided that, to the extent any fractional Shares are settled in respect of the Option Award, such fractional Shares shall be settled in cash.

14.Notices. Any notice required or permitted to be given hereunder to the Company shall be addressed as follows:

Monster Beverage Corporation

Attn: [_____________]

1 Monster Way

Corona, CA 92879

HumanResources@Monsterenergy.com

Any notice required or permitted to be given hereunder to Participant shall be addressed to Participant at the latest address the Company has for Participant in its records. Such notice shall be deemed to have been duly given if (i) delivered personally, (ii) sent by certified, registered or express mail, postage prepaid, return receipt requested, or (iii) by a reputable overnight delivery service. Any such notice shall be deemed to have been received (x) if by personal delivery, on the day after such delivery, (y) if by certified or registered mail, on the fifth business day after the mailing thereof, or (z) if by express mail or overnight delivery service, on the day delivered. Notwithstanding the foregoing, any notice required or permitted hereunder from the Company to Participant (or vice-versa) may be made by electronic means, including by electronic mail to the Company-maintained electronic mailbox of Participant (or the Company-maintained electronic mailbox for the Company’s Human Resources department, which electronic mailbox address is set forth above), and Participant and the Company hereby consent to receive such notice by electronic delivery. To the extent permitted in an electronically delivered notice described in the previous sentence, Participant and the Company shall be permitted to respond to such notice or communication by way of a responsive electronic communication, including by electronic mail.

15.Amendment. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto, and signed by both parties.

16.Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

17.Governing Law. This Agreement shall be construed according to the laws of the State of Delaware and all provisions hereof shall be administered according to and its validity shall be determined under, the laws of such State, except where preempted by federal laws.

18.Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

19.Counterparts; Electronic Delivery and Acceptance. This Agreement may be signed (including by electronic signature methods) in two (2) counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument. The Company may, in its sole discretion, decide to deliver any document related to current or future participation in the Plan by electronic means. Participant and the Company each agrees and acknowledges that the use of electronic media (including, without limitation, an electronic signature or a clickthrough button or checkbox on a website of the Company or a third party administrator designated by the Company) to indicate Participant’s confirmation, consent, signature, agreement and delivery of this Agreement and the Option Award is legally valid and has the same legal force and effect as if Participant and the Company signed and executed this Agreement in paper form. The same use of electronic media may be used for any amendment or waiver of this Agreement.

20.Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

21.Severability. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

22.Plan. The terms and conditions of the Plan (including the forfeiture events under Section 12.4 of the Plan) are incorporated in this Agreement by reference. In the event of a conflict or inconsistency between the terms and conditions of the Plan and the terms and conditions of this Agreement, the Plan shall govern and control.

23.Entire Agreement. This Agreement and the Plan constitute the entire understanding between Participant and the Company regarding the Option Award. This Agreement and the Plan supersede any prior agreements, commitments, or negotiations concerning the Option Award.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer and Participant has executed this Agreement both as of the day and year first above written.

MONSTER BEVERAGE CORPORATION

By:
[ ]		Name:	[ ]
		Title:	[ ]